Exhibit 10.1

LOAN AGREEMENT

BY AND BETWEEN

MISSISSIPPI BUSINESS FINANCE CORPORATION,

a public corporation duly

organized and existing under the laws of

the State of Mississippi,

AND

TREX COMPANY, INC.,

a Delaware corporation

RELATING TO

$25,000,000 Mississippi Business Finance Corporation

Variable Rate Demand Environmental Improvement Revenue Bonds

(Trex Company, Inc. Project), Series 2004

Dated as of December 1, 2004

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page
ARTICLE XIII MISCELLANEOUS		28

SECTION 13.1	Amounts Remaining in Funds	28

SECTION 13.2	Rights of the Bank	28

SECTION 13.3	Notices	28

SECTION 13.4	Bondholders’ Action	29

SECTION 13.5	Binding Effect	29

SECTION 13.6	Severability	29

SECTION 13.7	Captions	29

SECTION 13.8	Governing Law, Jury Trial Waiver	30

SECTION 13.9	Execution in Counterparts	31

EXHIBIT A COMPLETION CERTIFICATE

EXHIBIT B COSTS OF THE PROJECT

EXHIBIT C PROMISSORY NOTE

EXHIBIT D DESCRIPTION AND COSTS OF THE PROJECT

EXHIBIT E REQUISITION CERTIFICATE

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LOAN AGREEMENT

THIS LOAN AGREEMENT is entered into as of December 1, 2004, by and between the MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation duly organized and existing under the laws of the State of Mississippi, (the “Issuer”), and TREX COMPANY, INC., a Delaware corporation (the “Borrower”).

WHEREAS, the Issuer has been created pursuant to the provisions of Section 57-10-167, Mississippi Code of 1972, as amended and is authorized pursuant to the provisions of Section 57-10-401 et seq., Mississippi Code of 1972, as amended (the “Act”) to make loans to pay the Approved Costs (as defined in the Act); and

WHEREAS, the Borrower has applied to the Issuer for a Loan (as hereinafter defined) in the aggregate amount of $25,000,000 to finance the costs of the Project (as hereinafter defined) and pay costs of issuance; and

WHEREAS, the Issuer has determined that granting the Loan requested by the Borrower will promote and serve the intended purposes of and in all respects will conform to the provisions and requirements of the Act; and

WHEREAS, the Issuer and the Borrower desire to set forth the terms and conditions of the Loan;

NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

All terms used herein which are defined in the Indenture identified below, but not otherwise defined herein, shall have the meanings therein set forth, which definitions are by this reference incorporated herein and made a part of this Agreement. In addition to the terms elsewhere defined in this Agreement, the words “this Agreement” as used herein shall mean this Loan Agreement and the following terms used in this Agreement (including the preamble) shall have the following meanings unless the context indicates a different meaning or intent and such definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

“Authorized Borrower Representative” means such Person at the time and from time to time designated to act on behalf of the Borrower by written certificate furnished to the Issuer, JPMorgan Chase Bank, N.A., a national banking association (the “Bank”) and the Trustee, containing the specimen signature of such Person, signed on behalf of the Borrower by an authorized officer of the Borrower.

“Bond” or “Bonds” means the Bonds authorized to be issued pursuant to the Indenture.

“Borrower” means the Trex Company, Inc., a Delaware corporation.

“Completion Date” means the earlier of (a) the date of completion of the Project, as set forth in a completion certificate in the form attached hereto as Exhibit A delivered pursuant to Section 5.4 hereof, or (b) the third anniversary of the Issue Date of the Bonds, unless such date has been extended beyond the third anniversary of the Issue Date in accordance with the requirements of Section 5.4 hereof.

“Costs of the Project” shall have the same meaning as the term “Approved Costs” as defined in the Act, and shall include, to the extent permitted by that Act (a) obligations of the Borrower incurred, or reimbursement to the Borrower, for labor and to contractors, builders and materialmen in connection with the acquisition, construction, and installation of the Project; (b) the cost of acquiring land or rights in land and any cost incidental thereto, including recording fees, (c) the cost of contract bonds and of insurance of all kinds that may be required or necessary during the course of construction and installation of the Project which is not paid by the contractor or contractors or otherwise provided for; (d) all costs of engineering services, including test borings, surveys, estimates, plans and specifications and preliminary investigations, and supervising construction and construction, as well as for the performance of all other duties required by or consequent upon the proper construction and construction of the Project; (e) Issuance Costs; (f) all other costs which the Borrower shall be required to pay, under the terms of any contract or contracts, for the acquisition, construction and installation of the Project; (g) interest on the Bonds during the construction component of the Project that will be capitalized by the Borrower under generally accepted accounting principles; (h) all other costs relating to the Project to the extent that (i) such costs are eligible for payment under the Act, including all such costs described in attached Exhibit B, and (ii) payment of such costs will not cause the interest on the Bonds to be included in gross income for federal income tax purposes; and (i) other costs of a nature comparable to those described in clauses (a) through (h) above which the Borrower shall be required to pay as a result of the damage, destruction, condemnation or taking of the Project or any portion thereof.

“Indenture” means the Trust Indenture dated as of December 1, 2004 between the Issuer and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”), as the same may be amended or supplemented from time to time as permitted thereby.

“Inducement Date” means October 15, 2003, as the date on which the Issuer adopted its inducement resolutions with respect to the Project.

“Issuance Costs” means items of expense payable or reimbursable directly or indirectly by the Issuer or the Borrower and related to the authorization, sale and issuance of the Bonds and authorization and execution of this Agreement, which items of expense shall include, but not be limited to, application fees and expenses, publication costs, printing costs, costs of reproducing documents, filing and recording fees, Bond Counsel and Counsel fees, costs of credit ratings, initial, first year annual and initial legal fees of the Trustee, Underwriter fees, charges for execution, transportation and safekeeping of the Bonds and related documents, and other costs, charges and fees in connection with the foregoing.

“Loan” means the Loan made pursuant to Section 3.1 of this Agreement.

“Loan Repayments” means all amounts required to be paid by the Borrower to the Issuer (and the Trustee as the assignee of the Issuer) pursuant to the Promissory Note and Section 3.2 of this Agreement.

“Person” means any natural person, firm, partnership, association, limited liability company, corporation, or public body.

“Project” means the acquisition, construction and equipping of solid waste disposal facilities in the City of Olive Branch, DeSoto County, Mississippi to be used by the Borrower in connection with the manufacture of non-wood decking, railing and fencing products, all as more fully described in attached Exhibit D.

“Promissory Note” means the promissory note given by the Borrower pursuant to this Agreement, in the form of attached Exhibit C, as the same may be amended, modified or supplemented in accordance with the terms hereof.

“Requisition Certificate” means a certificate in the form of attached Exhibit E delivered pursuant to Section 5.1 hereof.

“Tax Certificate” means the Tax Certificate and Covenants of the Borrower dated the date of issuance of the Bonds.

“Unassigned Rights” means the right of the Issuer to make all determinations and approvals and receive all notices accorded to it under this Agreement and to enforce in its name and for its own benefit the provisions of Sections 3.5, 8.6, 8.11 and 10.4 of this Loan Agreement with respect to Issuer fees and expenses, and indemnity payments as the interests of the Issuer and related Persons shall appear.

ARTICLE II

REPRESENTATIONS

SECTION 2.1 Representations and Tax Covenants by the Borrower. As an inducement to the Issuer to issue the Bonds and to make the Loan to the Borrower, the Borrower, makes the following representations, warranties and covenants:

(a) The Borrower is a duly organized and existing Delaware corporation in good standing under the laws of the State of Mississippi and is authorized to conduct business in the State of Mississippi and every other state in which the nature of its business or the ownership or lease of its properties requires such authorization except where the failure to qualify could not reasonably be expected to have a material adverse effect on its operations or financial condition.

(b) Except as disclosed in the Borrower’s Form 10-Q most recently filed with the United States Securities and Exchange Commission, there are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower in any court or before any governmental authority or arbitration board or tribunal which, if determined adversely to the Borrower, would materially and adversely affect the transactions contemplated by this Agreement, the Pledge Agreement, the Promissory Note, the Reimbursement Agreement, the Bond Purchase Agreement, the Remarketing Agreement or

the Indenture or which, in any way, would adversely affect the enforceability or validity of the Bonds, the Indenture, the Reimbursement Agreement, the Pledge Agreement, the Promissory Note, the Bond Purchase Agreement, the Remarketing Agreement or this Agreement or the ability of the Borrower to perform its obligations under this Agreement or such related agreements.

(c) The execution, delivery and performance of this Agreement, the Pledge Agreement, the Promissory Note, the Bond Purchase Agreement, the Remarketing Agreement and the Reimbursement Agreement and the compliance by the Borrower with all of the provisions hereof and thereof are within its powers, have been duly authorized, and are not in contravention of law or of the terms of the Borrower’s Articles of Incorporation or By-Laws or any unwaived provision of any mortgage, deed, instrument or undertaking to which the Borrower is a party or by which it or its property is bound.

(d) This Agreement, the Pledge Agreement, the Promissory Note, the Bond Purchase Agreement, the Remarketing Agreement and the Reimbursement Agreement are valid, binding and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity.

(e) The Borrower is not in default in any material respect under any order, writ, judgment, injunction, decree, determination or award or any material indenture, agreement, lease or instrument. The Borrower is not in default under any law, rule or regulation wherein such default could reasonably be expected to materially adversely affect the operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

(f) The Project conforms and will conform in all material respects with all applicable zoning, planning, building, environmental (other than as disclosed in writing by Borrower to the Issuer and the Bank) and other laws and regulations of the governmental authorities having jurisdiction of the Project and all licenses and approvals required to operate Borrower’s facilities have been obtained from appropriate state and federal agencies and departments or, if not obtained on the date of this Agreement, will be obtained in the normal course of business at or prior to the time such authorizations, consents or approvals are required to be obtained.

(g) The Borrower intends to cause the Project to operate at all times during the term of this Agreement so as to qualify as a “project” as defined in the Act.

(h) There are no authorizations, consents or approvals of governmental bodies or agencies required in connection with the execution and delivery by the Borrower of this Loan Agreement, the Bond Purchase Agreement, the Remarketing Agreement, the Pledge Agreement, the Promissory Note or the Reimbursement Agreement or in connection with the carrying out by the Borrower of its obligations thereunder which have not been obtained or, if not obtained on the date of this Loan Agreement, are expected to be obtained in the normal course of business at or prior to the time such authorizations, consents or approvals are required to be obtained.

(i) There is hereby incorporated herein by reference the Tax Certificate. The Borrower represents that its statements in the Tax Certificate are true, complete and correct in all material respects and agrees to comply in all material respects with all of its covenants and undertakings therein.

(j) All reimbursements to the Borrower for Project Costs from proceeds of the Bonds shall be made in compliance with Treasury Regulation § 1.150-2 (the “Reimbursement Regulations”).

(k) All property which is to be financed by the net proceeds of the Bonds is expected to be owned by the Borrower during the term of the Bonds.

(l) The amount of Issuance Costs financed from the proceeds of the sale of the Bonds shall not exceed two percent (2%) of the proceeds of the Bonds.

(m) The Borrower shall complete the Project as required by the Act on or before the Completion Date, and shall cause to be paid all costs of the Project in excess of the moneys available therefor in the Project Fund.

(n) The Borrower expects to complete the acquisition, construction and installation of the Project within three (3) years after the date of issuance of the Bonds.

(o) The Borrower will comply with the provisions of Section 148 of the Code. The Borrower covenants, for the benefit of itself, the Issuer and the owners from time to time of the Bonds, that it will not cause or permit any proceeds of the Bonds to be invested in a manner contrary to the provisions of Section 148 of the Code, and that it will assume compliance with such provisions on behalf of the Issuer (including, without limitation, performing required calculations, the keeping of proper records and the timely payment to the Department of the Treasury of the United States, in the name of the Issuer, of all amounts required to be so paid by Section 148 of the Code), and the Borrower shall follow the procedures set forth in the Tax Certificate.

(p) No event has occurred and no condition exists with respect to the Borrower that would constitute an “Event of Default” under this Agreement or that, with the lapse of time or the giving of notice or both, would become an “Event of Default” under this Agreement.

(q) No proceeds of the Bonds will be allocated to the reimbursement of an expenditure for costs of the Project unless such reimbursement allocation is made not later than eighteen (18) months after the later of:

(i) The date the original expenditure is paid; or

(ii) The date the Project is placed in service or abandoned, but in no event more than three (3) years after the original expenditure is paid.

(r) The Borrower will use straight line depreciation for federal tax purposes for any assets financed with the proceeds of the Bonds, in accordance with Section 168(g) of the Code.

SECTION 2.2 Representations of the Issuer. The Issuer makes the following representations, warranties and covenants:

(a) It is a public corporation duly organized and existing under the laws of the State of Mississippi, with the power under and pursuant to the Act, to execute and deliver this Agreement and to perform its obligations hereunder, and to issue and sell the Bonds pursuant to this Agreement.

(b) It has taken all necessary action and has complied with all provisions of the Constitution of the State of Mississippi and the Act required to make this Agreement and the Bonds the valid, special obligations of the Issuer which they purport to be; and, when executed and delivered by the parties hereto, this Agreement will constitute a valid and binding agreement of the Issuer enforceable in accordance with its terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied.

(c) When delivered to and paid for by the initial purchasers in accordance with the terms of this Agreement and the Bond Purchase Agreement with respect to the Bonds, the Bonds will constitute valid and binding special limited obligations of the Issuer enforceable in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of this Agreement.

(d) The Issuer has determined that the Project constitutes an “Economic Development Project” and that the Borrower is an “Eligible Company” and an “Approved Company” as such terms are defined under the Act.

(e) Except as provided in this Section 2.2, the Issuer makes no other representations or warranties, either express or implied, of any nature or kind, including, without limitation, a representation or warranty that interest on the Bonds is or will continue to be exempt from federal or state income taxation.

(f) The Issuer covenants that it will promptly pay or cause to be paid the principal or Purchase Price of, interest, premium, if any, and other charges, if any, on the Bonds at the place, on the dates, from the sources and in the manner provided herein and in the Bonds; provided, however, that under no circumstances shall the Bonds be or become an indebtedness of the State within the purview of any constitutional limitation or provision, and all covenants and undertakings by the Issuer hereunder and under the Bonds to make payments are special, limited, obligations of the Issuer, payable solely from the revenues and funds pledged hereunder. The Issuer has no power to levy taxes for any purpose whatsoever.

(g) Nothing contained in this Agreement is intended to impose any pecuniary liability on the Issuer nor shall it in any way obligate the Issuer to pay any debt or meet any financial obligations to any Person at any time in relation to the Project except from moneys received under the provisions of this Agreement; provided, however, that nothing contained in this Agreement shall in any way obligate the Issuer to pay such debts or meet such financial obligations from moneys received for the Issuer’s own account.

(h) The Issuer is not in default under any of the provisions of the laws of the State which would affect its existence or its powers referred to in Section 2.2 hereof.

(i) The Issuer hereby finds and determines that the Project will further the public purposes of the Act and that all requirements of the Act have been satisfied.

(j) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Agreement, conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes a default under any of the foregoing.

(k) There is no action, suit, proceeding or investigation pending (or to which the Issuer has received services of process) or, to the knowledge of Issuer, threatened against the Issuer which seeks to restrain or enjoin the issuance or delivery of the Bonds, or which in any way contests or affects any authority for the issuance of the Bonds, the validity of the Bonds or this Indenture, in any way contests the corporate existence or powers of the Issuer or in any way affects the tax-exempt status of the Bonds.

(l) The Bonds are to be issued under and secured by the Indenture, pursuant to which certain of the Issuer’s interests in this Agreement, and the revenues and income to be derived by the Issuer pursuant to this Agreement and the Promissory Note, will be pledged and assigned to the Trustee as security for payment of the principal, premium, if any, Purchase Price and interest on the Bonds. The Issuer covenants that it has not and will not pledge or assign its interest in this Agreement, or the revenues and income derived pursuant to this Agreement or the Note, except for the Issuer’s Unassigned Rights, other than to the Trustee under the Indenture, to secure the Bonds.

ARTICLE III

LOAN AND REPAYMENT

SECTION 3.1 Amount and Evidence of Loan. Concurrently with the issuance and delivery of the Bonds, the Issuer shall make and the Borrower shall receive the Loan in the aggregate principal sum of $25,000,000, the proceeds of which shall be used to make the required deposit to the Project Fund for payment of the Costs of the Project to be disbursed in accordance with Section 5.1 hereof. The Loan shall be evidenced by the Promissory Note.

SECTION 3.2 Loan Repayments. On or before each date on which a payment of principal, premium, if any, or interest is due on the Bonds, whether by acceleration, mandatory redemption or otherwise, and until the principal of, premium, if any, and interest on the Bonds has been fully paid or provided for as set forth in Article V of the Indenture, the Borrower shall pay, or cause to be paid, to the Trustee, in immediately available funds for deposit in the Bond Fund, the Loan Repayments, including the amounts payable as principal, premium, if any, and interest due on the Bonds on such date, less any Eligible Funds held by the Trustee in the Bond Fund that are required to be applied to the payment of such principal, premium, if any, and interest on such date.

Notwithstanding any provision in this Section 3.2 to the contrary, if the Bonds are secured by a Letter of Credit and drawings are made thereunder for the purpose of making payments with respect to the principal, premium, if any, and interest due on the Bonds which are required to be made pursuant to this Section 3.2, the Borrower shall be deemed to have made principal and interest Loan Repayments in a like amount, and no additional payments shall be due or paid by the Borrower hereunder with respect to the payment of principal of, premium, if any, or interest on such Bonds to the extent that funds are so drawn on the Letter of Credit and applied by the Trustee for such payment on such dates.

SECTION 3.3 Mandatory and Optional Prepayments of the Promissory Note. The Borrower may prepay the Promissory Note in whole or in part in authorized denominations without penalty or premium, in accordance with the terms of the Indenture, while the Bonds are in the Variable Rate. The Borrower may direct the redemption of the corresponding amount of Bonds then outstanding on such dates and pursuant to the provisions and limitations, and upon payment of any required interest and premium, set forth in Section 217(a) of the Indenture.

The Borrower shall prepay the Promissory Note at such times in order to enable the Trustee to redeem all or a portion of the Bonds as required in Section 217 of the Indenture. Subject to the provisions of Section 501 of the Indenture, any redemption of all or a portion of the Bonds made by the Trustee with the proceeds of a drawing under the Letter of Credit shall be deemed to represent a prepayment of the Promissory Note in a like amount.

If the Borrower repays or prepays Loan Repayments and other amounts owing to the Trustee under this Agreement and the Indenture and to the Bank under the Reimbursement Agreement in such a manner so as to permit the Security to be released from the lien of the Indenture in accordance with Article V of the Indenture and the Bonds to be deemed paid in full, then the Loan shall be deemed fully repaid, and this Agreement and the Promissory Note shall be canceled on the date on which the Security is so released. To confirm such cancellation, the Borrower may require the Trustee to cancel the Promissory Note and execute any further reasonable evidence of cancellation on the date the Security is so released.

In the event of any optional prepayment of the Promissory Note on or before the date set for redemption of the Bonds to be redeemed in connection therewith, the Borrower shall deposit, or cause to be deposited in the Bond Fund with the Trustee immediately available Eligible Funds which, when added to Eligible Funds on hand in the Bond Fund, are sufficient to pay the principal of, premium, if any, and interest on the Bonds and shall deposit with the Trustee sufficient moneys (which do not have to be Eligible Funds) to pay all fees, costs, and expenses of the Issuer and the Trustee specified in Sections 3.5, 3.6, 8.6 and 10.4 hereof accruing through the date set for redemption of the Bonds (provided that no moneys derived from a draw on the Letter of Credit shall be used to pay such fees, costs and expenses of the Issuer or the Trustee).

SECTION 3.4 Additional Payment Obligations of the Borrower. (a) The Borrower agrees to pay, or cause to be paid, to the Trustee, for deposit in the Bond Purchase Fund, on or before each purchase date, an amount sufficient, together with any remarketing proceeds then held by the Trustee in the Bond Purchase Fund and available for such purpose under Section 404 of the Indenture, to enable the Trustee to pay the Purchase Price of all Bonds to be purchased on such date pursuant to Section 205 or Section 206 of the Indenture at the price specified therein; provided, however, that if the Letter of Credit is outstanding and drawings may be made thereunder for such purpose, payments with respect to the Purchase Price of the Bonds on such date which are required to be made by the Borrower under this Section 3.4 shall be made on behalf of the Borrower by the Trustee with funds drawn by the Trustee under the Letter of Credit. No additional payments shall be due or paid by the Borrower hereunder with respect to the Purchase Price of such Bonds to the extent that funds are so drawn under the Letter of Credit and applied by the Trustee to payment of the Purchase Price of Bonds purchased on such date. Anything herein to the contrary notwithstanding, if on any purchase date the remarketing proceeds together with the amount theretofore drawn under the Letter of Credit are, for any reason, insufficient to pay the Purchase Price of the Bonds being tendered on such date as provided in the Indenture, the Borrower hereby agrees to immediately pay an amount equal to such deficiency to the Trustee at its corporate trust office in immediately available funds. Such payment shall be made at such times as are necessary so that sufficient funds will be available at such times as are necessary to pay the Purchase Price of the Bonds tendered under the Indenture at the times and in the manner contemplated by the Indenture.

(b) The Borrower agrees to pay, as and when the same is due, any Rebate Amount calculated as provided in Section 409 of the Indenture.

SECTION 3.5 Payment of Fees. The Borrower shall pay annually, in arrears, and (on a prorated basis) on the date the Bonds are redeemed in full, the Issuer’s administrative fee which shall be equal to one-eighth of one percent (.00125) of the principal amount of the Bonds outstanding on such anniversary date or redemption date, as appropriate. The Issuer’s administrative fee shall be paid by the Borrower to the Trustee for deposit into the Bond Fund (in the Non-Eligible Funds Account). The Borrower shall notify the Trustee of such payment, whereupon the Trustee will promptly forward such payment to the Issuer in accordance with the provisions of Section 401 of the Indenture. The Borrower will also pay, on the Issue Date, the fees of the Issuer’s counsel and financial advisor prior to or contemporaneously with the making of the Loan. In addition, the Borrower shall pay, within ten (10) days of demand therefor, the reasonable fees and expenses of the Issuer related to the Project, or incurred by the Issuer in performing or enforcing the provisions of this Agreement or the Indenture.

SECTION 3.6 Administrative Expenses. The Borrower shall pay, or cause to be paid, an amount equal to (i) the reasonable fees and charges of the Trustee for services rendered as Trustee under the Indenture and its reasonable expenses incurred as Trustee under the Indenture, as and when the same become due, including the reasonable fees of its Counsel and (ii) the reasonable fees and charges of the Remarketing Agent for acting as Remarketing Agent under the Indenture, as and when the same become due, including the reasonable fees of its Counsel.

SECTION 3.7 Agreement to Supply Letter of Credit. The Borrower shall provide for the delivery of a Letter of Credit meeting the requirements of Section 308 of the Indenture to the Trustee simultaneously with the original issuance of the Bonds.

SECTION 3.8 Purchase of Bonds Prohibited. So long as a Letter of Credit is in effect, the Borrower will not, and will not permit any Insider of the Borrower, to purchase, directly or indirectly, any Bonds with any funds that do not constitute Eligible Funds, except as required by Section 3.4.

ARTICLE IV

NO SECURITY INTEREST IN PROJECT

The Issuer shall have no rights to or any interest in the Project, which shall be the sole and exclusive property of the Borrower (subject to such liens thereon and security interests therein as the Borrower may grant to the Bank to secure the Borrower’s obligations under the Reimbursement Agreement). However, the Borrower agrees that, subject to reasonable security and safety regulations, the Issuer and the Trustee shall have the right, but not the obligation, at all reasonable times to enter upon the site of the Project in order to determine that it conforms with the requirements of this Agreement.

ARTICLE V

ACQUISITION OF THE PROJECT

SECTION 5.1 Disbursements from the Project Fund.

Each of the payments to be made for Costs of the Project shall be made only upon delivery to the Trustee of a Requisition Certificate signed by an Authorized Borrower Representative and approved in writing by the Bank in accordance with the Loan Documents. Each Requisition Certificate shall be accompanied by copies of invoices or other appropriate documentation satisfactory to the Bank, supporting the payments or reimbursements requested and by a brief description of the portion of the Project acquired, constructed or equipped; provided that the Trustee and the Bank shall have no duty or obligation to review such invoices or other documentation and may conclusively rely on such requisitions and such Bank approval. The Bank shall not be obligated to approve any disbursement from the Project Fund unless the Borrower shall have satisfied the terms and conditions for each disbursement contained in the Reimbursement Agreement. The Trustee shall not be responsible and shall have no liability for the application or disposition by the Borrower of any disbursements made hereunder to the Borrower.

SECTION 5.2 Obligation of the Borrower to Complete the Project and to Pay Costs in Event Project Fund Insufficient. If requested, the Borrower shall make available to the Issuer, the Bank and the Trustee such information concerning the Project as any of them may reasonably request. The Borrower may revise the plans and specifications for the Project, provided, however, that the Project shall not be materially altered in scope, character, value or operation without the prior written consent of the Bank, and provided, further, that the expenditure of moneys for the Project as modified is permitted by the Act and will not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes.

In the event that the money in the Project Fund available for payment of the costs of the Project shall not be sufficient to make such payment in full, the Borrower agrees to pay directly, or to deposit moneys in the Project Fund for the payment of, such costs of completing the Project as may be in excess of the moneys available therefor in the Project Fund. THE ISSUER DOES NOT MAKE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESSED OR IMPLIED, THAT THE MONEYS WHICH WILL BE DEPOSITED INTO THE PROJECT FUND, AND WHICH UNDER THE PROVISIONS OF THIS AGREEMENT WILL BE AVAILABLE FOR PAYMENT OF THE COSTS OF THE PROJECT, WILL BE SUFFICIENT TO PAY ALL OF THE COSTS WHICH WILL BE INCURRED IN CONNECTION THEREWITH. The Borrower agrees that if, after exhaustion of the moneys in the Project Fund, the Borrower should pay, or deposit moneys in the Project Fund for payment of, any portion of the costs of the Project pursuant to the provisions of this Section 5.2, it shall not be entitled to any reimbursement therefor from the Issuer, the Trustee, the Bank, or from the owners of any of the Bonds, nor shall they be entitled to any diminution of the amounts payable hereunder.

SECTION 5.3 Investment of Project Fund and Bond Fund Moneys. Any moneys held in the Project Fund or Bond Fund (excluding proceeds of a draw on the Letter of Credit, which shall remain uninvested) shall, pending disbursement and upon written request of the Borrower or oral request of the Borrower later confirmed in writing, be invested only in Permitted Investments in accordance with the provisions of Section 407 of the Indenture, all at such maturities, rates of interest and other specifications as the Borrower may indicate in its request to the Trustee. The investments shall mature not later than the respective dates estimated by the Borrower when the moneys in such Funds shall be needed for the purposes provided in this Agreement and the Indenture, but should the cash balance in a Fund be insufficient for such purpose, the Trustee, if authorized by the Borrower, shall sell the necessary portion of such investments to meet that purpose. Recognizing that such investments shall be made at the written direction of the Borrower, the Issuer agrees to cooperate with the Borrower, and the Borrower covenants that it will restrict the use of the proceeds of the Bonds (and any other funds or moneys which may be deemed to be proceeds of the Bonds pursuant to Section 148(a) of the Code), in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time the Bonds are issued, so that the Bonds will not constitute “arbitrage bonds” under Section 148(a) of the Code.

SECTION 5.4 Certificate as to Completion. Upon the completion of the Project and prior to the final requisition of funds from the Project Fund, the Borrower shall submit to the Trustee and the Bank a completion certificate signed by the Borrower substantially in the form of attached Exhibit A.

All Bond proceeds remaining in the Project Fund after the Completion Date shall be treated as Surplus Bond Proceeds and transferred to the Bond Fund to be applied by the Trustee in the manner provided in Section 11.1 hereof. Notwithstanding the foregoing, Bond proceeds may be retained in the Project Fund longer than three (3) years after the Issue Date provided the Borrower delivers an opinion of Bond Counsel to the Issuer, the Bank and the Trustee to the effect that the retention of such Bond proceeds in the Project Fund will not adversely affect the exclusion of interest on the Bonds from gross income of the Bondholders for federal income tax purposes.

SECTION 5.5 No Warranty by Issuer. THE BORROWER RECOGNIZES THAT THE ISSUER HAS NOT MADE AN INSPECTION OF THE PROJECT OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND THE ISSUER MAKES NO

WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, OR AS TO THE ISSUER’S OR THE BORROWER’S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE BORROWER. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION 5.5 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE ISSUER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OF THE STATE OF MISSISSIPPI OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

ARTICLE VI

USE OF PROJECT MAINTENANCE, TAXES

AND INSURANCE

SECTION 6.1 Use, Maintenance and Modifications of Project by Borrower. The Borrower shall use, lease for use, or occupy the Project during the term of this Agreement principally for manufacturing purposes as described in Exhibit D hereto. The Borrower does not know of any reason why the Project will not be so used and occupied by it in the absence of supervening circumstances not now anticipated by it or beyond its control. Notwithstanding the foregoing, the Borrower shall have the right to use the Project during the term of this Agreement for any lawful purpose under the Act that will not affect the validity of the Bonds or impair the exclusion of interest on the Bonds from gross income for federal income tax purposes. The failure of the Borrower to use, lease for use, or occupy the Project for its intended purposes shall not in any way abate or reduce the obligation of the Borrower to repay the Loan under the provisions of this Agreement, and shall not be deemed a default under this Agreement in any respect as long as such alternative use is caused by supervening circumstances not now anticipated and does not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes or contravene the Act.

The Borrower agrees that it will keep the Project in good repair and good operating condition, ordinary wear and tear excepted, at its own cost.

The Borrower may remodel the Project or make additions, modifications and improvements to the Project from time to time as the Borrower, in its discretion, may deem to be desirable, the cost of which shall be paid by the Borrower, provided, however, that such additions, modifications and improvements do not materially and adversely alter the scope, character, value or operation of the Project without the prior written consent of the Bank, do not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes and do not contravene the provisions of the Act.

SECTION 6.2 Taxes, Other Governmental Charges and Utility Charges. The Borrower shall pay before any interest, collection fees or penalties shall become due, every lawful cost, expense and obligation of every kind and nature, foreseen or unforeseen, for the payment of which the Borrower is or shall become liable by reason of its estate or interest in the Project or any portion thereof, by reason of any right or interest of the Borrower in or under this Agreement, or by reason of or in any manner connected with or arising out of the possession, operation, maintenance, alteration, repair, rebuilding, use or occupancy of the Project or any portion thereof, including, without limitation, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Project or any machinery, equipment or other property installed or brought by the Borrower therein or thereon (including, without limiting the generality of the foregoing, any taxes levied upon or with respect to the receipts, income or profits of the Issuer from the Project and all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project); provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as they become due. The parties acknowledge that the Project will be subject to ad valorem taxation unless the appropriate local taxing authorities (County and City governing bodies) agree that the Project will be exempt in whole or in part from such taxes.

Notwithstanding the foregoing or any contrary provision in any of the Loan Documents, the Borrower may, at its expense and in its own name, in good faith contest any such taxes, assessments and other charges by appropriate proceedings provided adequate financial reserves have been established on its books and records in accordance with generally accepted accounting principles, and during such contest Borrower’s failure to pay such obligations shall not constitute a default of Borrower.

The Borrower shall furnish to the Issuer promptly, upon request, proof of the payment of any such tax, assessment or other governmental or similar charge, or any other charge which is payable by the Borrower as set forth above.

SECTION 6.3 Insurance. The Borrower shall from the date hereof continuously insure the Project or cause the Project to be insured in such amounts and against such risks as are customarily insured against by businesses of like size and character. The Trustee shall have no obligation to monitor the existence or adequacy of any such insurance policies.

ARTICLE VII

DAMAGE, DESTRUCTION AND

CONDEMNATION

In the event (a) the Project is destroyed or sustains material damage or (b) title to or temporary use of all or substantially all of the Project is taken in condemnation or by the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority, the Borrower shall promptly give written notice thereof to the Issuer, the Bank and the Trustee. The net proceeds of the title insurance and casualty and property insurance carried with respect to the Project or the net proceeds resulting from condemnation or eminent domain proceedings shall be paid to the Bank and subject to the provisions of the

Mortgage (as defined in the Reimbursement Agreement). As soon as practicable, the Bank shall notify the Trustee whether such insurance or condemnation proceeds will be permitted to be used to restore the Project as hereinafter provided or used to prepay the Loan and cause the Bonds to be paid or redeemed to the extent of the available insurance or condemnation proceeds. If the Bank allows such proceeds, or any part thereof, to be used to restore the Project, the Trustee shall deposit the net insurance or condemnation proceeds it receives from the Bank in the Project Fund, which shall be reactivated, or if the Bank elects to cause the Loan to be prepaid to the extent of such net proceeds, such insurance or condemnation proceeds shall be deposited in the Bond Fund and be used to reimburse the Bank for a draw under the Letter of Credit in connection with the redemption of Bonds as provided in Section 217(d) of the Indenture. Prior to their expenditure, such insurance or condemnation proceeds shall be invested by the Trustee in Permitted Investments as directed in writing by the Borrower so as not to have an adverse effect on the exclusion of the interest on the Bonds from gross income for federal income tax purposes.

If the Project is to be restored, the Borrower shall proceed diligently to do so. The Trustee will, upon delivery to the Trustee and the Bank of a certificate or certificates which set forth the Borrower’s estimate of the cost of total restoration and which are satisfactory to the Bank, signed by an authorized officer of the Borrower and approved in writing by the Bank, in the same form as required by Section 5.1 hereof, and provided no Event of Default has occurred and is continuing, apply so much as may be necessary of the moneys in the Project Fund to the payment or reimbursement of the costs of such repair, rebuilding or restoration. The Borrower agrees to complete the work thereof and pay the cost thereof in excess of the amount of moneys in the Project Fund if necessary. The Borrower shall not, by reason of the payment of any such excess costs, be entitled to any reimbursement from the Issuer, the Bank or the Trustee or any diminution in or postponement of any obligation hereunder. Any balance of such moneys remaining in the Project Fund after providing for or making payment of all costs of such repair, rebuilding or restoration, or which have not been so used within a reasonable period of time under the circumstances, as determined by the Bank, shall be transferred to the Bond Fund and used to redeem Bonds pursuant to Section 217(d) of the Indenture.

ARTICLE VIII

SPECIAL COVENANTS

SECTION 8.1 Assignment and Pledge of Issuer’s Rights; Obligations of Borrower Unconditional. As security for the payment of the Bonds, under the terms of the Indenture the Issuer will assign and pledge to the Trustee all right, title and interest (but none of the obligations) of the Issuer in and to this Agreement and the Promissory Note, including the right to receive payments hereunder and thereunder (except the Unassigned Rights), and hereby directs the Borrower to make such payments directly to the Trustee. The Borrower consents to such assignment and pledge and agrees that it will make payments directly to the Trustee without withholding, defense or set-off by reason of any dispute between the Borrower and the Issuer or the Trustee, or otherwise and hereby further agrees that its obligation to make payments hereunder and to perform its other agreements contained herein are absolute and unconditional. Until the principal of, premium, if any, and interest on the Bonds shall have been fully paid or provision for the payment of the Bonds made in accordance with the Indenture, the Borrower (a) will not suspend or discontinue any Loan Repayments, (b) will perform all its other agreements in this Loan Agreement and (c) will not terminate this Loan Agreement for any cause including any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, any change in the laws of the United States or of the State or any political subdivision of either or any failure of the Issuer to perform any of its agreements, whether express or implied, or any duty, liability or obligation arising from or connected with this Loan Agreement.

SECTION 8.2 Right of Access to the Project. Subject to the reasonable security and safety requirements of the Borrower, the Borrower agrees that the Issuer, the Bank and the Trustee, and their respective duly authorized agents, shall have the right at all reasonable times upon reasonable notice to enter upon the Project to examine and inspect the same, and shall have the right at all reasonable times to inspect all books and records of the Borrower relating to the Project and make copies thereof.

SECTION 8.3 Maintenance of Existence. The Borrower agrees that throughout the term of this Agreement it shall maintain its existence and shall not merge or consolidate with any other entity and shall not transfer or convey all or substantially all of its assets, property and licenses, except as otherwise permitted under Section 9.1 hereof. Notwithstanding the foregoing, the Borrower may consolidate with or merge into another entity or permit one (1) or more entities to consolidate with or merge into either party, provided that any surviving, resulting or transferee entity shall be (a) the Borrower, or (b) qualified to do business in the State of Mississippi and shall assume in writing or by operation of law all of the obligations of the Borrower under this Loan Agreement, the Indenture, the Reimbursement Agreement and the Remarketing Agreement.

SECTION 8.4 Qualification in State of Mississippi. Subject to the provisions of Section 8.3 hereof, the Borrower agrees that throughout the term of this Loan Agreement, it will be qualified to do business in the State.

SECTION 8.5 Covenant as to Non-Impairment of Tax-Exempt Status. The Borrower covenants that, notwithstanding any provision of this Agreement or the rights of the Borrower hereunder, it will not take, or permit to be taken on its behalf, any action that would impair the exclusion of interest on the Bonds from gross income for federal income tax purposes and that it will take such reasonable action for itself and on behalf of the Issuer as may be necessary to continue such exclusion, including, without limitation, the preparation and filing of any statements required to be filed by it in order to maintain such exclusion.

The Borrower will not cause or permit any proceeds of the Bonds to be invested in a manner contrary to the provisions of Section 148 of the Code and will assure compliance with such requirements on behalf of the Issuer. The Borrower shall calculate and make timely payment to the United States of America, for the account of the Issuer, all amounts required to be so paid in accordance with Section 148 of the Code and shall maintain, on behalf of the Issuer, all records required to be maintained pursuant to Section 148(f) of the Code. The Borrower agrees to comply with the arbitrage rebate requirements described in Section 409 of the Indenture and described in further detail in the Tax Certificate. At least once every five (5) years, commencing with the end of the fifth (5th) Bond Year, and not later than sixty (60) days after payment in full of the Bonds, the Borrower will furnish to the Trustee a certificate showing compliance with the applicable provisions of Section 148(f) of the Code, which certificate shall be accompanied by an opinion of Counsel or certificate of accountants or other consultants experienced in arbitrage rebate matters supporting the matters set forth in such certificate.

The Borrower acknowledges that a failure to abide by the foregoing covenants and the covenants contained in Section 2.1 hereof and in the Tax Certificate dated the date of issuance of the Bonds may result in a Determination of Taxability. In the event of a Determination of Taxability for any reason, the sole and exclusive remedy of the holders of the Bonds and the Trustee on their behalf shall be the early redemption of the Bonds as provided in Section 217(b) of the Indenture.

SECTION 8.6 Indemnity, Expenses.

(a) The Issuer and its members, officers, directors, officials, agents, employees, successors and assigns or other elected or appointed officials of the Issuer, past, present or future (hereinafter the “Indemnified Persons”) shall not be liable to the Borrower for any reason not attributable to its (or their) gross negligence or willful misconduct. The Borrower shall defend, indemnify and hold the Issuer and the Indemnified Persons harmless from any loss, claim, damage, tax, penalty or expense (including reasonable counsel fees), or liability of any nature due to any and all suits, actions, legal or administrative proceedings, or claims arising or resulting from, or in any way connected with: (i) the financing, installation, operation, use or maintenance of the Project, (ii) any act, failure to act or misrepresentation by any Person (other than an Indemnified Person) in connection with the issuance, sale, delivery or remarketing of the Bonds, and (iii) any act, failure to act or misrepresentation by the Issuer in connection with this Agreement or any other document involving the Issuer in this matter which does not represent gross negligence or willful misconduct. If any suit, action or proceeding is brought against the Issuer or any Indemnified Person, that suit, action or proceeding shall be defended by Counsel to the Issuer or the Borrower, as the Issuer shall determine. If the defense is by Counsel to the Issuer, the Borrower shall indemnify the Issuer and Indemnified Persons for the reasonable cost of that defense including reasonable Counsel fees. If the Issuer determines that the Borrower shall defend the Issuer or any Indemnified Person, the Borrower shall immediately assume the defense at its own cost. Neither the Issuer nor the Borrower shall be liable for any settlement of any proceeding made without its consent (which consent shall not be unreasonably withheld).

(b) The Borrower shall also indemnify the Issuer and Indemnified Persons for all reasonable costs and expenses, including reasonable Counsel fees, incurred in: (i) enforcing any obligation of the Borrower under this Agreement or any related agreement, (ii) taking any action requested by the Borrower, (iii) taking any action required by this Agreement or any related agreement or (iv) taking any action considered necessary by the Issuer and which is authorized by this Agreement or any related agreement.

(c) The Borrower also agrees to pay and to indemnify and hold harmless the Trustee, any Person who “controls” the Trustee within the meaning of Section 15 of the Securities Act of 1933, as amended, and any member, officer, agent, director, official and employee of the Trustee (collectively called the “Indemnified Parties”) from and against any and all claims, damages, demands, expenses, liabilities and losses of every kind, character and nature (including Counsel fees) asserted by or on behalf of any Person in connection with (i) the issuance, offering, sale, delivery, or remarketing of the Bonds, the Indenture, the Letter of Credit, the Pledge Agreement

and this Agreement and the obligations imposed on the Trustee hereby and thereby; (ii) the design, financing, installation, operation, use, occupancy, maintenance, or ownership of the Project; (iii) any written statements or representations made or given by the Borrower or any of its officers or employees to the Indemnified Parties, with respect to the Borrower, the Project, or the Bonds, including, but not limited to, statements or representations of facts, financial information, or corporate affairs; (iv) damage to property or any injury to or death of any Person that may be occasioned by any cause whatsoever pertaining to the Project; and (v) any loss or damage incurred by the Trustee as a result of violation by the Borrower of the provisions of Section 2.1 hereof or any matters contemplated under Section 8.6(a)(i)-(iii), or arising out of, resulting from, or in any way connected with, the condition, use, possession, conduct, management, planning, design, acquisition, installation, renovation or sale of the Project or any part thereof, to the extent that any of the foregoing is not caused or occasioned by the gross negligence or willful misconduct of such Indemnified Party. In addition to and not in limitation of the immediately preceding sentence, the Borrower also agrees to indemnify and hold the Indemnified Parties and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against the Indemnitees or any of them in connection with or arising out of the Trustee’s performance under the Indenture and this Agreement, provided, the Trustee has not acted with gross negligence or engaged in willful misconduct. The provisions of this Section 8.6(c) shall survive the termination of the Indenture and this Agreement and the resignation or removal of the Trustee for any reason. The Borrower also covenants and agrees, at its expense, to pay, and to indemnify the Indemnified Parties from and against, all costs, reasonable attorney fees, expenses and liabilities incurred in any action or proceeding brought by reason of any such claim or demand. In the event that any action or proceeding is brought against the Indemnified Parties by reason of any such claim or demand, that action or proceeding shall be defended by Counsel to the Indemnified Parties or the Borrower, as the Indemnified Parties shall determine and consented to by the Borrower. If the defense is by counsel to the Indemnified Parties, the Borrower shall indemnify the Indemnified Parties for the reasonable cost of the defense including reasonable Counsel fees. If the Indemnified Parties determine that the Borrower shall defend the Indemnified Parties, the Borrower shall immediately assume the defense at its own cost. If such separate Counsel is employed, the Borrower may join in any such suit for the protection of its own interests. The Borrower shall not be liable for any settlement of any such action effected without its consent; but if settled with the consent of the Borrower or if there be a final, unappealable judgment for the plaintiff in any such action, the Borrower agrees to indemnify and hold harmless the Indemnified Parties.

(d) The indemnification provisions herein contained shall not be exclusive or in limitation of, but shall be in addition to, the rights to indemnification of the Indemnified Persons or the Indemnified Parties under any other agreement or law by which the Borrower is bound or to which the Borrower is subject.

(e) If the Issuer is to take any action under this Agreement or any other instrument executed in connection herewith for the benefit of the Borrower, it will do so if and only if (i) the Issuer is a necessary party to any such action or proceeding, (ii) the Issuer has received specific written direction from the Borrower, as required hereunder or under any other instrument executed in connection herewith, as to the action to be taken by the Issuer and (iii) a written agreement of indemnification and payment of costs, liabilities and expenses satisfactory to Issuer has been executed by the Borrower prior to the taking of any such action by the Issuer.

(f) The obligations of the Borrower under this Section 8.6 shall survive any assignment or termination of this Agreement and the resignation or removal of the Trustee for any reason.

SECTION 8.7 Compliance with Laws. The Borrower shall, throughout the term of this Agreement and at no expense to the Issuer, promptly comply or cause compliance in all material respects with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to the Project or to the repair and alteration thereof, or to the use or manner of use of the Project, including, but not limited to, the Americans with Disabilities Act, all federal, state and local environmental and health and safety laws, rules, regulations and orders applicable to or pertaining to the Project except (in each case) where such noncompliance by the Borrower could not reasonably be expected to materially adversely affect the operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement.

SECTION 8.8 No Recourse to Issuer. The obligations of the Issuer under this Agreement are special, limited obligations of the Issuer, payable solely out of the revenues and income derived under this Agreement and the Indenture. The obligations of the Issuer hereunder shall not be deemed to constitute an indebtedness or an obligation of the State of Mississippi within the purview of any constitutional limitation or provision, or a charge against the credit or general taxing powers of the State. The Issuer has no power to levy taxes for any purpose whatsoever. Neither the Issuer nor any member, director, officer, employee or agent of the Issuer nor any Person executing the Bonds shall be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds. No recourse shall be had for the payment of the principal of, redemption premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in the Bonds, the Indenture, this Agreement or the Bond Purchase Agreement (or any other agreement entered into by the Issuer with respect thereto) against any past, present or future member, officer, agent or employee of the Issuer, or any incorporator, member, officer, employee, director or trustee or any successor thereof, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture, the Bond Purchase Agreement and this Agreement (and any other agreement entered into by the Issuer with respect thereto) and the issuance of the Bonds.

SECTION 8.9 Indenture Provisions. The Indenture provisions concerning the Bonds and the other matters therein are an integral part of the terms and conditions of the Loan, and the execution of this Agreement shall constitute conclusive evidence of approval of the Indenture by the Borrower to the extent it relates to the Borrower. Additionally, the Borrower agrees that, whenever the Indenture by its terms imposes a duty or obligation upon the Borrower, such duty or obligation shall be binding upon the Borrower to the same extent as if the Borrower were an express party to the Indenture, and the Borrower hereby agrees to carry out and perform all of its obligations under the Indenture as fully as if the Borrower were a party to the Indenture. The Borrower acknowledges that it has received an executed copy of the Indenture and is familiar with its terms and provisions.

SECTION 8.10 Recording and Maintenance of Liens.

(a) The Borrower will, at its own expense, take all necessary action to maintain and preserve the liens granted by the Issuer on this Agreement and as set forth in the Indenture so long as any principal installment of, redemption premium, if any, or interest on the Bonds remains unpaid.

(b) The Borrower will, and is hereby authorized to, forthwith after the execution and delivery of this Agreement and the Indenture and thereafter from time to time, cause appropriate financing statements or continuation statements (including any amendments thereof and supplements thereto), to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to perfect and protect the lien and security interest therein granted to the Trustee to the rights of the Issuer assigned under the Indenture, and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all continuation statements and further instruments necessary for such publication, perfection and protection. Except to the extent it is exempt therefrom, the Borrower will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of such instruments of further assurance, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement and the Indenture and such instruments of further assurance.

(c) The Issuer shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby. The Issuer will execute such instruments as may be reasonably necessary in connection with such filing or recording.

SECTION 8.11 Rights and Duties of the Issuer.

(a) Remedies of the Issuer. Notwithstanding any contrary provision in this Agreement, the Issuer shall have the right to take any action not prohibited by law or make any decision not prohibited by law with respect to proceedings for indemnity against the liability of the Issuer and its officers, directors, employees and agents and for collection or reimbursement of moneys due to the Issuer under this Agreement for its own account. The Issuer may enforce its rights under this Agreement which have not been assigned to the Trustee by legal proceedings for the specific performance of any obligation contained herein or for the enforcement of any other legal or equitable remedy, and may recover damages caused by any breach by the Borrower of its obligations to the Issuer under this Agreement, including any amounts required to be paid by the Borrower pursuant to this Agreement hereof, court costs, reasonable attorneys’ fees and other costs and expenses incurred in enforcing such obligations.

(b) Limitations on Actions. Without limiting the generality of (c) below, the Issuer shall not be required to monitor the financial condition of the Borrower and shall not have any responsibility or other obligation with respect to reports, notices, certificates or other documents filed with it hereunder.

(c) Responsibility. The Issuer shall be entitled to the advice of Counsel (who may be Counsel for any party) and shall not be liable for any action taken or omitted to be taken in good faith in reliance on such advice. The Issuer may rely conclusively on any communication or other document furnished to the Issuer under this Agreement and reasonably believed by it to be genuine. The Issuer shall not be liable for any action (i) taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it; (ii) in good faith omitted to be taken by it because reasonably believed to be beyond the discretion or powers conferred upon it; (iii) taken by it pursuant to any direction or instruction by which it is governed under this Agreement; or (iv) omitted to be taken by it by reason of the lack of direction or instruction required for such action, nor shall it be responsible for the consequences of any error of judgment reasonably made by it. The Issuer shall in no event be liable for the application or misapplication of funds, or for other acts or defaults by any Person except its own directors, officers and employees. When any consent or other action by the Issuer is called for by this Agreement, the Issuer may defer such action pending such investigation or inquiry or receipt of such evidence, if any, as it may require in support thereof. The Issuer shall not be required to take any remedial action (other than the giving of notice) unless reasonable indemnity is provided for any expense of liability to be incurred thereby. The Issuer shall be entitled to reimbursement for expenses reasonably incurred or advances reasonably made, with interest at the “base rate” of the Trustee, as announced from time to time, in the exercise of its rights or the performance of its obligations hereunder, to the extent that it acts without previously obtaining indemnity. No permissive right or power to act shall be construed as a requirement to act; and no delay in the exercise of any such right or power shall affect the subsequent exercise of that right or power. The Issuer shall not be required to take notice of any breach or default by the Borrower under this Agreement except when given notice thereof by the Trustee. No recourse shall be had by the Borrower, the Trustee or any Bondowner for any claim based on this Agreement, the Bonds or any agreement securing the same against any director, officer, agent or employee of the Issuer alleging personal liability on the part of such Person unless such claim is based upon the willful dishonesty of or intentional violation of law by such Person. No covenant, stipulation, obligation or agreement of the Issuer contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future director, officer, employee or agent of the Issuer in his or her individual capacity, and no Person executing the Bonds shall be liable personally thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

(d) Financial Obligations. Nothing contained in this Agreement is intended to impose any pecuniary liability on the Issuer nor shall it in any way obligate the Issuer to pay any debt or meet any financial obligations to any Person at any time in relation to the Project or the Bonds except from moneys received under the provisions of this Agreement; provided, however, that nothing contained in this Agreement shall in any way obligate the Issuer to pay such debts or meet such financial obligations from moneys received for the Issuer’s own account.

SECTION 8.12 Benefits Under the Act.

(a) The parties hereto acknowledge that the Borrower has been induced to proceed with the acquisition, construction, equipping and installation of the Project in part by the benefits conferred by the Act. The Issuer hereby agrees that the Borrower shall be permitted to take advantage of all of the benefits provided by the Act to the fullest extent therein set forth subject to the rules and regulations of the Issuer and the provisions of the Act. The Issuer agrees that it will not take any action to limit, curtail or otherwise make unavailable to the Borrower any of the benefits available under the Act.

(b) With respect to benefits conferred by the Act referenced in (a) above, the following shall apply:

(i) the maximum benefits accruing in any calendar year with respect to the income tax credit (other than any credits which may be carried forward to future years pursuant to the Act) shall not exceed the payments of the principal of, premium, if any, and interest payments on the Bonds during such year, and the fees and expenses of the Trustee and any other fees and expenses referenced herein.

(ii) the deductibility of interest payments on the Bonds shall be determined in accordance with applicable Mississippi law.

(iii) the Borrower shall request the Trustee to provide the Issuer, not later than ninety (90) days after the end of each calendar year, with a certificate setting forth the amount of all payments made to the Trustee with respect to the Bonds whether for principal, premium, interest or the fees and expenses of the Trustee.

(c) the benefits accruing to the Borrower under this Section 8.12 shall cease in the event:

(i) a Default should occur under this Agreement or an Event of Default should occur under the Indenture; or

(ii) the Borrower should fail to operate the Project for a period of nine (9) consecutive months following the initial start up of the Project except for Force Majeure, strikes, lockouts, damage, destruction, act of God, act of terrorism or in general, reasons beyond the Borrower’s reasonable control excepting, however, general economic conditions.

(d) the Borrower agrees to comply with the terms and provisions of the Act in all respects with respect to the benefits available under the Act.

(e) the benefits or credits available under the Act shall cease to accrue on the date the principal and interest on the Bonds are paid in full whether at maturity or by way of redemption, except for any carryforward available under the Act.

(f) the benefits accruing to the Borrower under this Section 8.12 shall be limited to the annual debt service payments on the Bonds for qualified Cost of the Project and shall be reduced by the amount of surplus funds remaining after completion which shall be used to redeem Bonds as provided for in Section 11.1 of this Agreement.

(g) the tax credits allowed as a benefit under the Act shall be further limited so that the credits allowed in any year shall not exceed eighty percent (80%) of the amount of taxes due to the State prior to the application of the credits (as directed in Section 27-7-22.3, Mississippi Code of 1972, as amended). To the extent that the payments of the principal of, premium, if any, and interest payments on the Bonds during any year and the fees and expenses of the Trustee and any other fees and expenses referenced herein exceed the amount of the tax credit authorized by Section 27-7-22.3, Mississippi Code of 1972, as amended, in any taxable year, such excess payment may be recouped from excess credits in succeeding years not to exceed three (3) years following the date upon which the credit was earned.

The Issuer makes no warranty or guaranty concerning the availability or application of the benefits granted or earned by the Borrower under this Section 8.12 or the Act.

SECTION 8.13 Term Of This Agreement. This Agreement shall be in full force and effect from the date hereof, and shall continue in effect until the payment in full of all principal of, premium, if any, and interest on the Bonds, or provision for the payment thereof shall have been made pursuant to Article V of the Indenture, all fees, charges and expenses of the Issuer, the Trustee, the Bond Registrar and the Remarketing Agent have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidence by a written certification of the Borrower that it has fully paid all such fees, charges, indemnities and expenses) and all other amounts due hereunder and under the Note have been duly paid or provision made for such payment. All representations, certifications and covenants by the Borrower as to the indemnification of various parties and the payment of fees and expenses of the Issuer as described in Section 8.6 hereof, and all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Agreement and the Indenture.

SECTION 8.14 Covenant to Provide Ongoing Disclosure. The Borrower hereby covenants and agrees that, upon delivery by the Borrower of a Conversion Notice pursuant to Section 2.04(a)(1) of the Indenture, the Borrower shall enter into a written undertaking under the Securities and Exchange Act of 1934, as required by Section (b)(5)(i) of Securities and Exchange Commission Rule 15c2-12 under the Securities and Exchange Act of 1934, as amended (17 CFR Part 240, §240.15c2-12) (the “Rule”), provided, however, that the Borrower shall not be obligated to enter into such written undertaking if the Borrower shall furnish to the Trustee, prior to the delivery of such Conversion Notice, an opinion of Counsel that, notwithstanding such election by the Borrower, the Rule is not applicable to the Bonds.

ARTICLE IX

ASSIGNMENT, LEASING, EQUIPMENT

SECTION 9.1 Transfer, Assignment and Leasing. The Borrower may lease any portion of the Project with the prior written consent of the Bank provided that (i) the transferee intends to operate any transferred portion of the Project as an “economic development project” under the Act, so long as the Bonds are outstanding, and (ii) the Borrower delivers to the Bank, the Issuer and the Trustee in connection with any such leasing an opinion of Bond Counsel that subsequent to the execution of the lease, interest on the Bonds will remain wholly excludable from gross income of the Bondholders for federal income tax purposes. No leasing shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any such leasing the Borrower shall continue to remain primarily liable for the payment of Loan Repayments and for performance and observance of the other agreements herein on its part to be performed and observed.

Subject to the prior written consent of the Bank and the Issuer, this Agreement may be assigned, in whole or in part, and the Project may be sold, transferred or conveyed as a whole or in part, by the Borrower without the necessity of obtaining the consent of the Trustee, subject, however, to the following conditions:

(a) No assignment, sale, transfer or conveyance shall relieve the Borrower from primary liability for any of its obligations hereunder and under the Promissory Note, and if any such assignment occurs, the Borrower shall continue to remain primarily liable to make the payments required to be made by the Borrower hereunder and under the Promissory Note and for performance and observance of the other agreements on its part herein and under the Promissory Note provided to be performed and observed by it;

(b) The Borrower provides to the Issuer and the Trustee and opinion of Counsel to the assignee or purchaser that, subject to paragraph (a) above, the assignee or purchaser has assumed the obligations of the Borrower hereunder to the extent of the interest assigned, sold, transferred or conveyed;

(c) The Borrower shall, within thirty (30) days prior to the delivery thereof, furnish or cause to be furnished to the Issuer, the Bank and the Trustee a true and complete copy of each such assignment or sale agreement, as the case may be, together with (i) any instrument of assumption, and (ii) an opinion of Bond Counsel that such assignment or sale agreement is permitted under this Agreement and the Act and will not adversely affect the exclusion of interest on the Bonds from gross income of the Bondholders for federal income tax purposes; and

(d) The assignee, transferee or purchaser shall continue to use the Project for purposes permitted under the Act for the term of this Agreement.

SECTION 9.2 Substitution and Removal of Machinery and Equipment. Any machinery and equipment financed with Bond proceeds may not be removed from the Project unless (i) other machinery and equipment of equivalent or greater value and utility is substituted therefor within six (6) months of such disposition or (ii) the proceeds of the sale of such machinery and equipment are used in accordance with the following sentence or (iii) the Borrower receives and provides to the Issuer, the Bank and the Trustee an opinion of Bond Counsel that noncompliance with (i) or (ii) above will not violate the provisions of this Agreement, the Indenture or the Act, or adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes. Any proceeds received upon the sale of any of the property which is included in the Project shall be paid by the Borrower to the Trustee for deposit in the Project Fund and (i) will be invested in Permitted Investments as directed by the Borrower at a yield not in excess of the yield on the Bonds and used for the purpose of redeeming the Bonds at the first subsequent call date, or (ii) will be used for the purpose of acquiring property performing the same function at the Project site as the disposed Project property within six (6) months of the date of receipt of such proceeds. Notwithstanding the foregoing, if part or all of the Project wears out or becomes obsolete so that it is no longer functional in any material respect to the Borrower and the Borrower deems it appropriate to dispose of such portion of the Project and, further, if the Borrower or any related party thereto receives no economic benefit from the disposal thereof, then the Borrower may dispose of such property other than as provided above.

ARTICLE X

EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1 Events of Default. The following shall be events of default under this Agreement and the terms “Event of Default” or “Default” shall mean, whenever they are used in this Agreement, any one or more of the following events:

(a) Failure by the Borrower to pay the Loan Repayments in the amounts and at the times provided in this Agreement or the Promissory Note; provided, however, that no Event of Default described in this subparagraph (a) shall be deemed to have occurred solely by reason of such failure to make such payments if and to the extent that payments have nonetheless been made by the Bank to the Trustee pursuant to the Letter of Credit for deposit in the Bond Fund at such times and in such manner so as to prevent an event of default described under Section 601(a) or (b) of the Indenture;

(b) Failure by the Borrower to make payments in the amounts and at the times provided in Section 3.4 of this Agreement; provided, however that no Event of Default described in this paragraph (b) shall be deemed to have occurred solely by reason of such failure to make such payments if and to the extent that payments have nonetheless been made by the Bank to the Trustee pursuant to the Letter of Credit for deposit in the Bond Purchase Fund at such times and in such manner so as to prevent an event of default described under Section 601(c) of the Indenture;

(c) Failure by the Borrower to observe and perform any other covenant, condition or agreement on its part to be observed or performed herein or in the Promissory Note for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Borrower by the Issuer, the Bank or the Trustee; provided, however, that if the failure is such that it can be corrected but not within such thirty (30) day period, and corrective action is instituted by the Borrower within such period and diligently pursued until such failure is corrected, then such period shall be increased to such extent as shall be determined by the Trustee, with the consent of the Bank, to be necessary to enable the Borrower to observe or perform such covenant, condition, undertaking or agreement through the exercise of due diligence;

(d) Any representation or warranty made by the Borrower in any document delivered by the Borrower to the Trustee or the Bank or the Issuer in connection with the sale and delivery of the Bonds proves to be untrue when made in any material respect (other than representations and warranties as to future events or conditions, which shall not become an Event of Default until after notice and opportunity to cure as provided in paragraph (c) immediately above);

(e) Occurrence of an Event of Default under the Indenture; or

(f) The Borrower (i) shall generally not pay its debts as they become due, (ii) shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, (iv) shall institute any proceeding or voluntary case (A) seeking to adjudicate it a bankrupt or insolvent or (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or (C) seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, (v) shall take any action to authorize any of the actions described above in this subsection (f), or (vi) shall have instituted against it any proceeding (A) seeking to adjudicate it a bankrupt or insolvent or (B) seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or (C) seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and, if such proceeding is being contested by the Borrower in good faith, such proceeding shall remain undismissed or unstayed for a period of sixty (60) days.

SECTION 10.2 Remedies on Default. Whenever an Event of Default shall have occurred and be continuing, and if acceleration of the principal amount of the Bonds has been declared pursuant to Section 602 of the Indenture:

(a) The Trustee shall declare all Loan Repayments to be immediately due and payable, whereupon the same shall become immediately due and payable and the Trustee shall thereupon draw upon the Letter of Credit in accordance with its terms and the terms of the Indenture;

(b) Subject to the reasonable security and safety requirements of the Borrower, the Issuer or the Trustee may have access to and inspect, examine, and make copies of the books and records and any and all accounts, data and income tax and other tax returns of the Borrower, and

(c) The Trustee may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement or the Promissory Note or to enforce the performance of any other obligation or agreement of the Borrower under such documents.

Any amounts collected pursuant to action taken under this Section 10.2 shall be applied in accordance with Section 607 of the Indenture.

Notwithstanding any other provision of this Agreement or the Indenture, the Issuer shall be entitled (without limitation to the rights of any other Person) to cause the Borrower to perform the Borrower’s obligations under Sections 3.5, 8.6 and 10.4 hereof for the benefit of the Issuer.

SECTION 10.3 No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer or the Trustee by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or the Indenture, or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

SECTION 10.4 Agreement to Pay Attorneys’ Fees and Expenses. In the event that the Issuer, the Bank or the Trustee employs attorneys or incurs other expenses for the enforcement or performance or observance of any obligation or agreement on the part of the Borrower contained in the Promissory Note, the Bond Purchase Agreement, the Reimbursement Agreement, the Pledge Agreement, the Indenture or in this Agreement, the Borrower agrees that it will on demand therefor promptly reimburse the reasonable fees of such attorneys and such other expenses so incurred.

SECTION 10.5 No Additional Waiver Implied by One Waiver. In the event any term, condition or covenant contained in this Agreement is breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. Because of the assignment of the Issuer’s rights and interest, except for the Issuer’s Unassigned Rights, in this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive or release the Borrower from any Event of Default or the performance or observance of any obligation or condition of the Borrower under this Agreement without the prior written consent of the Trustee and the Bank, but the Issuer shall so waive or release the Borrower if requested by the Trustee and the Bank, provided the Issuer receives an opinion of Counsel that such action will not impose any pecuniary obligation or liability or adverse consequence upon the Issuer and the Issuer has been provided such indemnification from the Borrower, the Trustee or the Bank, as the Issuer deems necessary.

SECTION 10.6 Default by Issuer - Limited Liability. Notwithstanding any provision or obligation to the contrary hereinbefore set forth, no provision of this Agreement shall be construed so as to give rise to a pecuniary liability of the Issuer or to give rise to a charge upon the general credit of the Issuer. The liability of the Issuer hereunder shall be limited to its interest in this Agreement, the Promissory Note, and all other related documents and collateral and the lien of any judgment shall be restricted thereto. In the performance of the agreements of the Issuer herein contained, any obligation it may incur for the payment of money shall not be a debt of the Issuer, nor shall the Issuer be liable on any obligation so incurred. The Issuer does not assume general liability for the repayment of the Bonds or for the costs, fees, penalties, taxes, interest, omissions, charges, insurance or any other payments recited herein, and shall be obligated to pay the same only out of the amounts payable by the Borrower hereunder. The Issuer shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if a default shall occur hereunder.

ARTICLE XI

PAYMENT OF SURPLUS BOND PROCEEDS

FROM THE BOND FUND

SECTION 11.1 Surplus Bond Proceeds. All Surplus Bond Proceeds transferred to the Bond Fund pursuant to the provisions of Section 5.4 hereof shall be applied by the Trustee to reimburse the Bank to the extent of any drawing on the Letter of Credit in connection with an optional redemption of Bonds as set forth in Section 217(a) of the Indenture. In addition, at the direction of the Bank, Surplus Bond Proceeds held in the Bond Fund shall be paid by the Trustee to the Bank to the extent of any moneys owing under the Reimbursement Agreement as a result of a drawing on the Letter of Credit to pay principal, interest or premium on the Bonds. To the extent that Surplus Bond Proceeds are deposited in the Bond Fund after the third anniversary of the Issue Date, the Borrower shall instruct the Trustee to invest such proceeds in a manner permitted by Section 148 of the Code so that the yield on such investments will not exceed the yield on the Bonds or, in the opinion of Bond Counsel, will not impair the exclusion of interest on the Bonds from gross income for federal income tax purposes.

ARTICLE XII

THE BONDS

SECTION 12.1 Issuance of the Bonds. The obligations of the Issuer and the Borrower hereunder are expressly conditioned upon the execution of the Bond Purchase Agreement and payment for the Bonds pursuant thereto.

SECTION 12.2 Compliance with Indenture. The Issuer agrees to comply with the covenants, requirements and provisions of the Indenture and perform all of its obligations thereunder.

SECTION 12.3 Consent to Issuer’s Pledge. The Borrower hereby acknowledges and consents to the assignment and pledge by the Issuer to the Trustee, for the benefit of the Bondholders and the Bank, of (a) the Promissory Note and all of the Issuer’s rights and powers thereunder; (b) the moneys deposited to the various funds and accounts hereunder and under the Indenture (including investments); and (c) all of the Issuer’s rights and powers under this Agreement, including the right to receive Loan Repayments (but excluding the Unassigned Rights) and the right and power to enforce, either jointly with the Issuer or separately, the performance of the obligations of the Borrower under this Agreement. The Borrower further acknowledges and consents to the right of the Trustee and the Bank, as the case may be, to enforce all rights of the Issuer and Bondholders assigned under the Indenture.

SECTION 12.4 Rights of Trustee and Bank Hereunder. The parties hereto recognize and agree that the terms of this Agreement and the enforcement thereof are essential to the security of the Trustee (for the benefit of the Bondholders) and the Bank and are entered into for the benefit of the Trustee (on behalf of the Bondholders) and the Bank. The Trustee (and any assignee of or subrogee to the Trustee) and the Bank shall accordingly have contractual rights and duties in this Agreement and be entitled to require the enforcement of the terms hereof.

Except for the rights of the Borrower set forth in Section 13.1 hereof, the Borrower and the Issuer each acknowledge that neither the Borrower nor the Issuer has any interest in the Bond Fund or the Bond Purchase Fund and any moneys deposited therein and that the Bond Fund and the Bond Purchase Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Bondholders and the Bank as provided in the Indenture.

SECTION 12.5 Amendments to Indenture and this Agreement. The Issuer shall not amend nor consent to any amendment to the Indenture or this Agreement except as specified in Article VIII of the Indenture, which Article VIII is incorporated herein by this reference as if it were fully set forth herein. The Borrower hereby agrees to be bound by the provisions of Article VIII of the Indenture.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1 Amounts Remaining in Funds. Any amounts remaining in the Project Fund or the Bond Fund upon expiration or sooner cancellation or termination of this Agreement, after the Loan and the Bonds shall be deemed to have been paid and discharged under the provisions of the Indenture and the fees, charges and expenses of the Trustee and all other amounts required to be paid under the Indenture, the Reimbursement Agreement and this Agreement have been paid, shall be paid to the Borrower in accordance with Section 504 of the Indenture.

SECTION 13.2 Rights of the Bank. All rights of the Bank under this Agreement to consent to certain extensions, remedies, waivers, actions and amendments hereunder shall cease, terminate and become null and void (a) for so long as the Bank wrongfully dishonors any draft presented in strict conformity with the Letter of Credit and until it has honored a subsequent draft so in conformity, if any, thereunder or (b) if the Letter of Credit is no longer in effect and any and all of the Borrower’s obligations to the Bank pursuant to the Reimbursement Agreement have been fully and finally paid and satisfied.

SECTION 13.3 Notices. Except as otherwise provided herein, it shall be sufficient service or giving of any notice, request, complaint, demand or other paper required by this Agreement to be given to or filed with the Issuer, the Trustee, the Bank, the Remarketing Agent, or the Borrower if the same is duly mailed by U.S. Registered or Certified Mail, Return Receipt Requested, postage pre-paid, by express carrier, or sent by facsimile, telecopy or telex or other similar communication, or when given by telephone, confirmed in writing by first-class mail, postage pre-paid, or sent by telecopy, telex or other similar communication, on the same day addressed as specified in Section 904 of the Indenture.

The Borrower, the Issuer, the Bank, and the Trustee may designate, by notice given hereunder, any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent, but no notice directed to any one such entity shall thereby be required to be sent to more than two addresses.

SECTION 13.4 Bondholders’ Action. Whenever any consent, approvals, waivers or other actions are required of the Bondholders hereunder, under the Indenture, the Promissory Note or any other instrument or document delivered with respect to the Bonds, such consent shall only be given in compliance with Section 806 of the Indenture.

SECTION 13.5 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Borrower and their respective successors and assigns, subject to the limitation that any obligation of the Issuer created by or arising out of this Agreement shall not be a general debt of the Issuer but shall be payable solely out of the Security, the proceeds of the sale of the Bonds or the net proceeds of any insurance or condemnation awards as provided herein, anything herein contained to the contrary by implication or otherwise notwithstanding.

SECTION 13.6 Severability. If any clause, provision or section of this Agreement be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. If any agreement or obligation contained in this Agreement is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Issuer or the Borrower, as the case may be, to the full extent permitted by law.

SECTION 13.7 Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision or sections of this Agreement.

SECTION 13.8 Governing Law, Jury Trial Waiver. This Agreement shall be governed by and interpreted in accordance with the laws of the State without regard to conflicts of law principles. EACH OF THE BORROWER AND THE ISSUER HEREBY, TO THE EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE SECURITY DOCUMENTS, THE PROMISSORY NOTE OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

The Borrower irrevocably agrees that, subject to the Issuer’s sole and absolute election, any action or proceeding in any way, manner or respect arising out of this Agreement or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith, or arising from any dispute or controversy arising in connection with or related to this Agreement or any such amendment, instrument, document or agreement shall be litigated only in the courts having situs within the City of Jackson, the State of Mississippi, and the Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within such city and state. The Borrower hereby waives any right it may have to transfer or change the venue of any litigation brought against it in accordance with this Section 13.8.

SECTION 13.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation duly organized and existing under the laws of the State of Mississippi

By:	/s/ Bill Barry
Its:	Executive Director

(SEAL)

ATTEST:

By:	/s/ Vernon Smith
Its:	Secretary

TREX COMPANY, INC., a Delaware corporation

By:	/s/ Paul D. Fletcher
Its:	Senior Vice President and Chief Financial Officer